For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE

              FIRST KEYSTONE CORPORATION DECLARES INCREASED
                     FOURTH QUARTER DIVIDEND

Berwick, Pennsylvania - November 29, 2004 - First Keystone
Corporation (OTC BB: FKYS), parent company of The First National
Bank of Berwick, declared a $.20 per share quarterly cash dividend to shareholders of record as of December 14, 2004, payable December 31, 2004.

This is a 17.6% increase in the fourth quarter dividend over the $.17 per share paid in December 2003. With the fourth quarter dividend payment, year to date cash dividends total $.73 per share in 2004 as compared to $.65 paid in 2003, an increase of 12.3%.

The First National Bank of Berwick now operates 10 full service offices in Columbia (5), Luzerne (4), and Montour (1) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: Legg Mason Wood Walker, Inc., 800-888-6673; Janney Montgomery Scott, Inc., 800-526-6397;
Ferris, Baker, Watts, Inc., 800-638-7411; Ryan, Beck and Company, 800-223-8969; and Boenning & Scattergood, Inc., 800-883-8383.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.



                                    -5-